UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        November 3, 2008

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(I.R.S. Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Las Vegas Sands Corp. (the “Company”) has appointed Kenneth J. Kay, 53, as the Senior Vice President and Chief Financial Officer of the Company, effective on December 1, 2008. Mr. Kay will also serve as the Company’s principal financial officer. Mr. Kay has been the Senior Executive Vice President and Chief Financial Officer of CB Richard Ellis Group, Inc. since July 2002, and will continue in that position until he joins the Company. From December 1999 until June 2002, Mr. Kay served as the Vice President and Chief Financial Officer of Dole Food Company, Inc. Mr. Kay will start his new position with the Company and assume the duties and responsibilities in connection therewith on December 1, 2008.

In connection with Mr. Kay’s appointment, the Company entered into an employment agreement with Mr. Kay on November 3, 2008. The employment agreement is effective as of December 1, 2008 and expires on December 31, 2011, with automatic one-year extension rights unless any party gives notice of his or its intention not to extend the employment agreement at least 90 days prior to the expiration of the initial or any renewal term of the employment agreement.

Pursuant to the employment agreement, Mr. Kay will have such powers, duties and responsibilities as are generally associated with his office, as may be modified or assigned to him by the Company’s President and Chief Operating Officer, and subject to the supervision of the Company’s President and Chief Operating Officer and its Board of Directors.

Under the employment agreement, Mr. Kay will receive an initial annual base salary of $900,000, which base salary as then in effect shall be increased effective January 1, 2010 and January 1, 2011 by a minimum of four percent (4%). Mr. Kay will also receive:

•

an annual cash bonus based on the attainment of certain performance objectives that shall be reasonably determined annually by the Company; provided that the amount of any such bonus shall not be more than 100% of the base salary per year then in effect, absent a determination of unusual circumstances or exceptional performance, at the Company’s sole discretion; and

•

grants of option awards to purchase the Company’s common stock pursuant to the Company’s 2004 Equity Award Plan (the “2004 Plan”), including an initial one-time grant award of non-qualified stock options to purchase one hundred thousand (100,000) shares of the Company’s common stock with an exercise price equal to the fair market value of the Company’s common stock on January 1, 2009 (the “Date of Grant”). The stock option awards vest over six years, with 33,333 options vesting over four years commencing on the first anniversary of the Date of Grant, an additional 33,333 options vesting over four years commencing on the second anniversary of the Date of Grant and the remaining 33,334 vesting over four years commencing on the third anniversary of the Date of Grant. The stock option awards will expire on the tenth anniversary of the Date of Grant.

•	Mr. Kay also will be entitled to receive other employee benefits generally made available to the Company’s employees or its senior executives.

In the event of a termination of Mr. Kay’s employment for cause (as defined in his employment agreement) or a voluntary termination by Mr. Kay (other than for good reason), all salary and benefits will immediately cease (subject to any requirements of law).

In the event of a termination of Mr. Kay’s employment by the Company without cause or a voluntary termination by Mr. Kay for good reason (as defined in his employment agreement), the Company will be obligated to pay or provide Mr. Kay with:

•

his salary for twelve months following the date of termination, subject to reduction if Mr. Kay becomes employed elsewhere; provided that if Mr. Kay terminates his employment for good reason upon a change of control (as defined in the agreement), Mr. Kay shall be entitled to his base salary for twelve months, which amount shall not be subject to any reduction as a result of his employment elsewhere;

•	a pro-rated share of his annual bonus that he would have earned during the year in which the agreement is terminated; and

•

continued health and welfare benefits for Mr. Kay, his spouse and his dependents for twelve months following the date of termination, including for a termination by Mr. Kay for good reason upon a change of control.

In the case of a termination of Mr. Kay’s employment due to his death or disability (as defined in his employment agreement), he will be entitled to receive the following:

•	continued payments of his base salary for a period of twelve months following the date of termination of his employment as a result of such death or disability;

•

continued vesting of stock option awards such that all such stock options that would have vested during the twelve month period following the date of termination as a result of such death or disability will continue to vest as if he had remained employed by the Company during the twelve month period following the date of such termination; and

•	continued health and welfare benefits for Mr. Kay, his spouse and his dependents for the twelve months following the date of termination of his employment as a result of such death or disability.

Mr. Kay’s employment agreement may not be amended, changed or modified except by a written document signed by each of the parties.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors;  Appointment of Principal                     Officers; Compensatory Arrangements of  Certain Officers.

The information required by this Item 5.02 relating to the appointment of Mr. Kay as the Company’s Senior Vice President and Chief Financial Officer is incorporated by reference from Item 1.01. Mr. Kay was appointed on November 6, 2008. The appointment is effective on December 1, 2008.

Effective as of December 1, 2008, Michael Quartieri, the corporate controller for the Company, will cease to be the Company’s principal financial officer, but will remain as the Company’s corporate controller.

On November 7, 2008, LVSC issued a press release announcing Mr. Kay’s appointment as its Senior Vice President and Chief Financial Officer. The press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated November 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 7, 2008

LAS VEGAS SANDS CORP.
By:	/s/ Michael Quartieri
Name: Michael Quartieri Title: Corporate Controller (principal financial officer)